Exhibit 10.1

RENTAL CONTRACT OF COMERCIAL PREMISES (DIFFERENT USE OF HOME)

IN MALAGA 12th  OF APRIL OF TWO THOUSAND AND TWELVE

MET:

On one side:

MR. ANTONIO GOMEZ MARTIN

ID. CARD: 24751573-P

ADDRESS: MALAGA (29002) C/ SALITRE, 55 2(degree)

On the other:

MR. JEREMY DEAN HARRIS

ID CARD: X3570493L

ADDRESS: MALAGA, AVENIDA DE MIJAS OFICINA 1,1, 29630 BENALMADENA.

And:

MR. SERGIO PEREZ CONEJO

ID. CARD: 25697097-W.

ACTING:

THE FIRST ONE AS LANDLORD AND ON BEHALF OF COMAYRA S.L.

WITH TAX NUMBER: B29391935

ADDRESS: C/ SALITRE, N(degree)55, 2(degree)2

Registered at the Malaga Company's House Office in the Volume 2130, Book 1043, Page 121, Sheet MA-31965. Registration 1st.

THE SECOND ONE AS TENANT AND ON BEHALF OF ARROW CARS S.L.

WITH TAX NUMBER: B92914282

ADDRESS: MALAGA, AVENIDA DE MIJAS, OFICINA 1, 1. 29630 BENALMADENA.

Registered at the Malaga Company's House Office in the Volume 4467, Book 3376, Page 196, Sheet MA-95972. Registration 1st

MR. SERGIO PREZ CONEJO, AS TRANSLATOR OF MR. JEREMY DEAN HARRIS.

EXHIBIT:

Accepting both parties the legal needed capacity to sign this RENTAL CONTRACT OF COMERCIAL PREMISES, both parties agree the same according to the following,

1. CONDITIONS 12.- SUBJECT OF THE CONTRACT

The subject of this contract is the rental of the following properties, identified in the Land Registry as: nr 21.188B and 221448, commercial premises that will be identified as:

     Finca n(degree) 21.188/B, COMERCIAL PREMISES, LOCATED IN EL POLIGONO INDUSTRIAL EL ROMPEDIZO, STREET ESCRITOR HERRERA SANTAOLALLA N(degree) 2, WITH AN APPROXIMATE SURFACE OF 354 SQ M. COMPLEMENTARY SERVICE ROOMS: THREE TOILETS.

     Finca n(degree)22.144/B WAREHOUSE LOCATED IN EL POLIGONO EL ROMPEDIZO, STREET ESCRITOR BEJAR ZAMBRANA No. 20, WITH AN APPROXIMATE SURFACE OF 340 SQ. M. COMPLEMENTARY SERVICE ROOMS. 1 TOILET. 1 OFFICE.

2. DURATION OF THE CONTRACT

This contract is agreed for ONE YEAR; hence the contract will be expired on the 31st of May 2013.

Once this contract expires both parties agree that in case, there will not be notification between the landlord and the tenant, cancelling the present contract, two months before the date the contract expires, or any of its extensions, it will be understood that the contract is renewed automatically, being extended the contract for equal annual periods until any of the parties decide to cancel it.

3. PRICE OF THE RENTAL

It is agreed the annual amount of THIRTY THOUSAND EUROS (30.000,00 (euro)) payable monthly in advance, as TWO THOUSAND FIVE HUNDRED (2.500,00 (euro)) each, within the first five days of each month. The tenant wilt be obliged to pay the Impuesto Sobre el valor Anadido (IVA), calculated over the rent mentioned or whatever results after its revision. The payment of the rent will be done by direct debit.

The Landlord will not charge the rent from the 12th of April until the 31!t of May of the current year. The address to make the above mentioned payment will be C/ Salitre n9 55, 2-2, 29002 Malaga.

It cannot be used as excuse by the tenant the fact that for facilitating the payment it will be set up a direct debit in the bank account of the tenant in Bankinter ****.****.**.**********still being obliged to pay in the above mentioned address.

4. UPDATE OF THE RENT

The agreed rent will be only valid during the first year of this contract; this is until 31st OF MAY 2013. Since that date the rent will be updated, by communication from one of the parties, increasing or diminishing in the same percentage as Spanish CPI, Conjunto Nacional over that period.

In order to apply the revision on the day the contract will be annually extended, it will be applied the last index published by the National Institute of statistics, although the data is referred to a data a few months older than the extension date of the contract.

During contracts life the update will be carried by the end of every year and the amount to be taken into account as a base for the revision will be the first monthly payment revised of the past year.

5. USE OF THE RENTED PREMISES

The premises subject of this contract will be used by the tenant:

Finca n9 21.188/B, COMERCIAL PREMISES: SHOWRROM AND RENT A CAR OFFICE.

Finca ne 22.144/B, WAREHOUSE, PARKING AND SERVICING OF CARS, with no possibility to give to them a different use, being this use persistent whoever will replace the rights and obligations deriving of this contract.

The tenant declares that he knows the urbanistic situation and the activities that can be developed in the commercial premises in accordance with the urbanistic rules and the Entidad de Conservacion.

6. LICENSES AND PERMITS

The Landlord do not accept any responsibility in case will not be granted by the competent bodies the opening license to the tenant or whether it would be forbidden the same once granted.

7. PROHIBICIONES

The tenant accept the prohibition to carry out works which modify the structure of the warehouse and the commercial premises, except those authorized by the Landlord.

Equally it is prohibited to introduce in the commercial premises flammable or dangerous substances, judgment of the Landlord and, in general, any use that can damage or put in danger the premises.

8. CEEDING OR SUBLETTING

As per the freedom of agreements set in the currently in force Ley de Arrendamientos Urbanos, the tenant relinquishes expressly to the rights of ceeding and subletting the premises and the warehouse, given by the article 32 of the Law 29/94 de Arrendamientos Urbanos, authorizing to the Landlord to cancel this contract if this agreement is breached.

9. MAINTANENCE OF THE PROPERTIES

The Tenant is obliged to maintain and to handle the premises and the warehouse in the same good state as they are receiving them.

As per the freedom of agreements given in the article 4.3 of the above mentioned LAU, and due to the duration of this contract, it is agreed that the maintenance works of the buildings and its installations will be on account of the tenant.

The tenant will be obliged to allow the entrance to the warehouse and the premises to the Landlord or its representative, with the purpose of examining the state of its conservation.

10. SERVICES AND SUPPLIES

All the services and supplies of the properties (water, sewage, electricity, etc...) will be paid by the tenant, although the bills will be received on the name of the Landlord, so the maintenance costs and those caused by the repairs, substitutions or modifications that will be needed to introduce in them, either because they will be convenient or as per requirement of the Mains.

11. RELINQUISHES

The tenant relinquishes the preferred acquisition right (tanteo y retracto) and any other compensation based in the cancellation of this contract, despite the rental will not be extended, once the rental period expires.

12. DEPOSIT

As per art. 36.1 and Disposicion Adicional Tercera of the LAU, the tenant set up, by bank transfer, deposit amounting two monthly rent (excluded IVA).

The mentioned amount of FIVE THOUSAND EUROS (5.000,00 (euro)), will be deposited to the Landlord being this document enough receipt of it.

13. GUARANTOR

MR. JEREMY DEAN HARRIS, with ID card X3570493L, with address in Avenida de Mijas, oficina 1, num 1, 29630 Benalmadena, (Malaga), is set as guarantor of any obligations corresponding to the tenant company ARROW CARS S.L. with Tax Number B92914282, being liable with this of any obligations established in this contract, specially the payment of the rent and the relinquish to the benefits of order, excusion and division. That guarantee, of unlimited duration, is extended to the payment of the rent and any amount possibly owed to the Landlord due to this contract in case an Eviction claim will be presented for non payment or any other cause and until the day the eviction takes place and the properties will be handle to the Landlord.

14. TAXES

The Landlord will pay any taxes over the properties rented, including Impuesto de Bienes Inmuebles. The tenant will pay all those taxes related to the development of its activity.

15. WORKS

The tenant will not build or install any element without the written confirmation of the Landlord and with the appropriate municipal License. In any case the works authorized will be paid by the tenant and will be kept on benefit of the premises without right to claim any compensation for them.

16. NON PAYMENT

It is agreed by the parties that if the first month passes without the payment of the rent, the Court case to claim the payment will be initiated and any costs related to it will be since then on account of the tenant.

                                OTHER CONDITIONS

It will be paid by the Tenant Fire insurance. Civil Liability Insurance in relation to the buildings and activity in the premises, being obliged, the tenant, to set up as beneficiary for the building insurance to the Landlord. Equally in the insurance it will be included the repair costs caused by damages in the building, doors, glass, grills, walls, paintings etc. due to robbery.

The tenant will be directly responsible of any damages caused to third parties in direct or indirect consequence of the development of the business, exempting the Landlord of any liability, even due to damages caused to supply installations.

In the premises, finca registral 21.188-B, used as: PREMISES SHOWROOM AND RENT A CAR OFFICE, LOCATED IN EL POLIGONO INDUSTRIAL EL ROMPEDIZO, STREET ESCRITOR HERRERA SANTAOLALLA N2 2it has been installed a lift with a maximum capacity of
3.000 kg, being expressly forbidden its use for people.

It is given to the Tenant the User Manual for the right use and maintenance of the mentioned lift. Every communication related to this contract will have to be sent by the Tenant to:

ANTONIO GOMEZ MARTIN C/ SALITRE, 55, 2 29002 MALAGA And by the Landlord to:

ARROW CARS S.L C/ ESCRITOR HERRERA SANTAOLALLA N2 2 POLIGONO IND. ROMPEDIZO29140 CHURRIANA (MALAGA) This contract will be valid since 12!h of April 2012.

Both parties will submit any discrepancy to the Court competent where the premises subject of this contract are located.

In agreement both parties sign this contract in six pages of common paper in duplicate and to one sole effect, in Malaga 12th of April 2012, signing ever page.